Exhibit 99.1

Ener-Core Announces Strategic Progress and Transition of Executive Leadership

IRVINE, CA -- (Marketwire) -- 12/19/17 -- Ener-Core, Inc. (OTCQB: ENCR), a developer and licensor of innovative gas conversion technologies for global commercial and industrial facilities, announces that the Company’s Board of Directors has approved the next phase of its strategic revenue plan: the expansion of license agreements for Ener-Core’s technologies and an increased emphasis on project development and management.

Michael Hammons, Chairman of the Board, commented: “All companies bringing new technologies to market go through an evolution process comprised of a series of stages including core technology development, proof of concept, product validation, and finally product sales and market expansion. The Board believes that Ener-Core is on the cusp of transitioning from the product validation phase to that of sales and market expansion.”

“With the entry into a global license agreement with one of the world’s largest engineering and technology companies, and the joint team synergies seen with the Pacific Ethanol project, the Board has approved expanding and deepening our existing sales relationships and investigating new license agreements. In addition, with the economic potential seen with the Toyon Canyon landfill project, the Board has further approved the Company’s development of the next stage of its strategic plan: the implementation of a project development and management business focus, including a build/own/operate model that will permit the Company to take advantage of favorable off-take agreements.”

Consistent with Ener-Core’s strategic plan, the Board and the Company’s CEO, Alain Castro, have jointly agreed that the Company should timely seek new leadership and install a new chief executive officer. As a result, pursuant to a negotiated separation agreement, Mr. Castro will be leaving his positions as Director and Chief Executive Officer during the next six months. He has served as the Company’s CEO and a Director since joining the company in 2013.

During Mr. Castro’s tenure as CEO, Ener-Core scaled the power capacity of its core Power Oxidizer product by 700%, allowing for a broader product offering (from 250Kw up to 2.0 Mw) while also increasing the Company’s patent portfolio from 6 to 45 patents. In addition, the Company’s conversion from a manufacturing-based company to a licensing business occurred under Mr. Castro’s leadership.

Mr. Hammons further commented: “Alain was recruited to be the CEO of Ener-Core when the underlying technology was completing its proof-of-concept phase and was still in its infancy. Under his leadership, the Company has enjoyed numerous achievements toward the building of value for our stockholders. Our entire Board is unanimous in expressing its gratitude to Alain for his vision and dedication, which we believe has placed the Company in a strong position to succeed in the future.”

“We already have commenced our search for a new CEO. We are grateful that Alain has agreed to remain as the leader of Ener-Core while we conduct our search to ensure a smooth transition, and that he intends to remain involved with the Company in an advisory capacity once our new CEO is installed.”

Mr. Castro commented: “For the last 15 years, I’ve passionately and purposefully sought out projects and opportunities that could one day contribute to addressing global environmental issues in a financially viable manner. During all these years, I haven’t come across any other innovation that, in my opinion, is more exciting and worthwhile than Ener-Core’s ability to profitably convert some of the industrialized world’s harmful air polluting emissions directly into useful clean energy. I am honored to have worked on this worthwhile business and cause, alongside a team of such brilliant and dedicated engineers, managers and directors at Ener-Core. Over these next few months, I will continue working with our team and supporting the Company as it launches this exciting next phase of its evolution. Although I’ve elected to pursue other opportunities at this juncture, I will continue to be a proud and enthusiastic shareholder of Ener-Core.”

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About Ener-Core

Irvine, California-based Ener-Core, Inc. (OTCQB: ENCR) designs, licenses and has commercially deployed unique systems that generate base load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer turns one of the most potent pollution sources into a profitable, “always on” source of clean energy. Ener-Core’s technology offers an alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and reducing the costs of compliance with environmental regulations. Ener-Core offers the 250kW Ener-Core EC250 and the larger, 2 MW Ener-Core Powerstation KG2-3GEF/PO. For more information, please visit www.ener-core.com.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein or required by law, Ener-Core assumes no obligation to update forward-looking statements.

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